Exhibit 99.1

Sustainable Development Acquisition I Corp.

Announces Liquidation

NEW YORK, New York, July 13, 2023 — Sustainable Development Acquisition I Corp. (NASDAQ: SDAC) (the “Company”) announces today that the directors of the Company (the “Directors”) have determined to dissolve and liquidate the Company in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation (as further amended on February 2, 2023), and the Investment Management Trust Agreement, between the Company and Continental Stock Transfer & Trust Company (“CST” or the “Trustee”), dated as of February 4, 2021 (the “Trust Agreement”).

Accordingly, the Company will redeem all of its Class A Common Stock, $0.0001 par value (the “Public Shares”) that were issued in its initial public offering (the “IPO”), at a per-share redemption price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined in the Trust Agreement), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to US$100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any).

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed the Trustee of the Trust Account to take all necessary actions to liquidate the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account (less up to $100,000 of interest to pay dissolution expenses), by delivering their Public Shares or units to CST, as transfer agent. Investors holding through a broker need to take no action in order to receive payment. The redemption of the Public Shares is expected to be completed on or about July 24, 2023 (the “Redemption Date”). At the close of business on the business day prior to the Redemption Date, the Company will stop trading its Public Shares, and each Public Share held at that time will represent the right to receive the redemption amount of approximately $10.39.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants.

The Company’s initial stockholders, sponsor, officers and directors have waived their rights to liquidating distributions from the trust account with respect to any founder shares or private placement warrants they hold. However, if the Company’s initial stockholders, sponsor or management team acquired any Public Shares or units in or after the IPO, they are entitled to liquidating distributions from the Trust Account with respect to such Public Shares.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About the Company

Sustainable Development Acquisition I Corp., a public benefit corporation and Pending B Corporation, is a special-purpose acquisition company created to acquire a successful business that is addressing the global challenges identified by the United Nations Sustainable Development Goals. SDAC was formed as a partnership between RRG Global Partners Fund, a private fund affiliated with Renewable Resources Group, a certified B Corp, and Sustainable Investors Fund, a private fund affiliated with Capricorn Investment Group, a certified B Corp.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected.

All statements, other than statements of historical fact included in this press release regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s final prospectus for its initial public offering filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 8, 2021, the Company’s annual report on Form 10-K filed with the SEC on April 7, 2023, the Company’s quarterly report on Form 10-Q filed with the SEC on May 24, 2023, and any of the Company’s other applicable filings with the SEC. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward- looking statements whether as a result of new information, future events or otherwise.

Contact

Info@WaterFoodEnergySpac.com